Exhibit 99.1

FLORIDIAN FINANCIAL GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder hereby appoints Thomas H. Dargan, Jr. and Keith A. Bulko, and each of them, with full power of substitution, my true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all the shares of common stock of Floridian Financial Group, Inc. (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of shareholders of the Company to be held at _________________, local time, on _________________, 2016 at Westin Lake Mary, 2974 International Parkway, Lake Mary, Florida 32746, and at any adjournments or postponements thereof, on all matters coming before said meeting.

1.             To approve the Agreement and Plan of Merger, dated as of November 2, 2015, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, the Company and Floridian Bank (the “Merger Agreement”).

For       ☐        Against       ☐        Abstain      ☐

2.             To approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit further solicitation of Proxies in favor of the proposal to approve the Merger Agreement.

For        ☐       Against       ☐       Abstain        ☐

3.             The proxies are authorized to vote upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the approval of the Merger Agreement and the adjournment proposal. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE _____________, 2016 IN THE ENVELOPE FURNISHED

(Signature of Shareholder)

(Print Name of Shareholder)

Date: ___________, 2016

☐ Please check box if you plan to attend the Special Meeting

Please sign exactly as your name appears on this proxy card. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign partnership name by an authorized person.